Exhibit 99.2
Rover Announces CFO Succession Plan
•Tracy Knox to Retire December 2022 Following Completion of Transition to Successor
•Tracy Knox to Serve As CFO through August 2022 and as an Advisor through the end of 2022
•Charlie Wickers, Rover’s Vice President of Finance, identified as Successor
SEATTLE, March 07, 2022 (GLOBE NEWSWIRE) -- Rover Group, Inc. (“Rover”) (NASDAQ: ROVR), the world’s largest online marketplace for pet care, today announced that its Board of Directors, as part of its CFO succession planning, has identified Charlie Wickers, Rover’s Vice President of Finance, as successor Chief Financial Officer to Tracy Knox. Ms. Knox will continue as CFO through August 2022, by which time she will have served as Rover’s CFO for nearly five years, and will remain on staff as an advisor through her retirement at the end of the year.
“Charlie has been working closely with me for over four years and is the perfect candidate to succeed me in a seamless transition,” said Ms. Knox. “This gradual and comprehensive process will ensure continuity in financial stewardship and progress towards achieving our long-term objectives. Rover has an outstanding team, and we remain steadfast in our mission to make it easier for people to have pet love in their lives. I am deeply grateful to have had the opportunity to work with such a dynamic and talented team, and I look forward to watching Rover continue to grow and prosper.”
Mr. Wickers brings over 16 years of technology company experience in financial operations, financial planning and analysis and business analytics. In his tenure at Rover, Mr. Wickers has led FP&A and strategic finance, and has been part of the executive leadership team. Mr. Wickers serves as a leading member of Rover’s investor relations team including involvement in roadshows, conferences, and earnings communications. Prior to joining Rover, Mr. Wickers held leadership roles at several enterprise software companies and was a member of the team that took Clearwire public and through its eventual sale to Sprint, now T-Mobile.
“Rover is a better company because of Tracy’s decision to join us in 2017. She has built strong accounting, finance, and people teams. Tracy’s guidance was key at a multitude of critical, complicated junctions in our history, including transitioning to be a public company. She has my heartfelt gratitude and admiration for the partnership, grace, and determination she has exhibited at every point along the way,” said Aaron Easterly, Rover co-founder and CEO. “Charlie is a special talent who has worked very effectively with Tracy. We have high confidence that he will be a great successor and the transition will go smoothly.”
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations are forward-looking statements. The words “believe,” “may,”

“will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on current assumptions that involve risks, uncertainties and assumptions that may cause actual events, results, or performance to differ materially from those indicated by such statements. Certain of these risks are identified in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rover’s SEC filings, including, but not limited to, the final prospectus filed with the SEC on November 22, 2021 and the Annual Report on Form 10-K to be filed for the year ended December 31, 2021. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Rover’s other recent filings with the SEC which are available, free of charge, on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date they are made. Except as required by law, Rover assumes no obligation and does not intend to update any forward-looking statements or to conform these statements to actual results or changes in Rover’s expectations.
About Rover
Founded in 2011 and based in Seattle, Rover (Nasdaq: ROVR) is the world’s largest online marketplace for pet care. Rover connects pet parents with pet providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. To learn more about Rover, please visit https://www.rover.com.
Contacts:
MEDIA
pr@rover.com
Kristin Sandberg
(360) 510-6365

INVESTORS
brinlea@blueshirtgroup.com
Brinlea Johnson
(415) 269-2645